EXHIBIT 10.15

                               ATYOURBUSINESS.COM
                        DISTRIBUTION AND MARKETING RIGHTS
                                    AGREEMENT


     THIS AGREEMENT (this "Agreement") is entered into as of September 15 1999, (the "Effective Date") by and between (i) HRONLINE, INC. (to become AtYourBusiness.com, Inc.), a Delaware corporation with its principal offices at 6000 Executive Boulevard, Suite 601, Rockville, MD 20852 ("AYB.com"), and (ii) Avert, INC., a Colorado corporation with its principal offices at 301 Remington, Ft. Collins, CO 80524 ("Avert").

                                    RECITALS

     WHEREAS, AYB.com owns and manages a business on the World Wide Web at the domain names AtYourBusiness.com and ayb.com, which will offer certain products and services to businesses, and to individuals employed by or owning such businesses;

     WHEREAS, Avert provides services including background investigations and

     WHEREAS, Avert and AYB.com would like to offer Avert's services through the Site.

     NOW THEREFORE, in consideration of the mutual covenants of the Parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

     1.1. "Avert Brand Marks" means the Avert name and logo(s), including all associated artwork, graphics, and icons, trademarks, trade names, and other Avert product or service designations.

     1.2. "Avert Customer(s)" means those End Users and Subscribers who purchase Services from Avert through the Site or the Co-Branded Pages.

     1.3. "Avert User Agreement" means the then-current agreement, substantially the same as the agreement offered to current Avert prospects and customers, for End Users to enroll in the Avert services; provided that AYB.com has determined that Avert's then-current agreement is sufficient in form and content to adequately protect AYB.com's interests and Intellectual Property Rights.

     1.4. "AYB.com Brand Marks" means all AYB.com names and logos, including all associated artwork, graphics, icons and other AYB.com product or service designations.

     1.5. "Co-Branded Page(s)" means those Web pages developed pursuant to this Agreement and Hosted by Avert, containing both AYB.com Brand Marks and Avert Brand Marks, which are set up for the purpose of selling the Services under the Avert domain names. "Co-Branded Page(s)" also means pages developed pursuant to this Agreement hosted by AYB.com and contain both AYB.com and Avert Brand Marks.

     1.6. "Confidential Information" means any trade secrets relating to either Party's business, product or service plans, designs, costs, prices, data, names, finances, marketing plans, business opportunities, personnel, research development or know-how including all non-public information embodied in, represented by, compiled or relating to AYB.com or the Services, whether having existed, now existing, or to be developed or created in the future, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, covered by this Agreement and acknowledged by the Parties to be valuable, special and unique assets of the disclosing Party, the disclosure of which may be materially damaging. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving Party; (ii) is known and has been reduced to tangible form by the receiving Party at the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by



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          the receiving Party; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing Party without restriction on disclosure. All Source Code shall be Confidential Information for purposes of this Agreement.

     1.7. "Content" means any and all graphics, text, video, and audio related to the of Avert services that Avert provides to AYB.com for posting on the Site.

     1.8. "End User" means an individual visitor to the Site or the Co-Branded Page(s).

     1.9. "FCRA" means the Fair Credit Reporting Act as amended.

     1.10."Intellectual   Property   Rights"  means  trade   secrets,   patents,
          copyrights, trademarks, service marks, and similar rights of any type under the laws of any governmental authority, including, without limitation, all applications and registrations relating to patents, copyrights, trademarks and service marks, whether presently existing or created in the future.

     1.11."Objectionable Materials" means any textual or graphical material including without limitation the Content, the Site, or the Co-Branded Pages, or material under the control of either party hereto referring to the Content, the Site, or the Co-Branded Pages that: a) is factually inaccurate, misleading, or deceptive; b) infringes any Intellectual Property Rights of any third party; c) is libelous, defamatory, obscene, sexually explicit or pornographic, intended to harass or annoy, or which violates any civil or criminal laws.

     1.12."Services" means all products and services and the accompanying price list provided by Avert and listed in Schedule A.

     1.13."Subscribers" means those End Users who subscribe to the AYB.com Site or services.

2.   GRANT OF LICENSES

     2.1. Avert hereby grants and licenses to AYB.com the non-exclusive, non-transferable, license to market, promote, sublicense, display, distribute, reproduce, transmit, and create derivative works from the Content.

     2.2. During the term of this Agreement, Avert hereby grants to AYB.com a non-exclusive, royalty-free, worldwide license to reproduce, distribute, transmit, publicly perform, publicly display and digitally perform the Avert Brand Marks in conjunction with the Site and in any other media intended to promote or advertise the availability of the Services via the Site.

     2.3. Use of Brand Marks

          2.3.1. AYB.com Brand Marks. For the Term, AYB.com grants Avert a non-exclusive, non-transferable license to use, display, and distribute the AYB.com Brand Marks solely in connection with the use and promotion of the Services and the Site. Avert shall ensure that any AYB.com Brand Marks displayed on any World Wide Web site that Avert controls links any pages on the Site that AYB.com requests. Avert acknowledges that the AYB.com Brand Marks are the sole property of AYB.com. Nothing herein shall grant Avert any right, title or interest in the AYB.com Brand Marks. The use of the AYB.com Brand Marks shall inure to the benefit of AYB.com. Notwithstanding the foregoing, AYB.com reserves the right to approve the form and placement of the AYB.com Brand Marks, such approval not to be unreasonably withheld or delayed.

          2.3.2. Avert Marks. For the Term, Avert grants to AYB.com a non-exclusive, non-transferable license to use, display, and distribute the Avert Brand Marks solely in connection with the use and promotion of the Services and the Site. AYB.com shall ensure that any Avert Brand Marks displayed on the Site links to Web sites that Avert controls, and Avert shall supply the URLs for the Web pages to which AYB.com shall link. AYB.com acknowledges that the Avert Brand Marks are the sole property of Avert. Nothing herein shall grant AYB.com any right, title or interest in the Avert Brand Marks. Notwithstanding the foregoing, Avert reserves the right to approve the form and placement of the Avert Brand Marks, such approval not to be unreasonably withheld or delayed.

          2.3.3. The use of the Avert Brand Marks shall inure to the benefit of Avert.


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3.   Development, DELIVERY AND TESTING

     3.1. Using the marketing materials and the relevant links to Avert pages and servers AYB.com will create, provide, and support web page(s) within the Site primarily devoted to marketing the Services, co-branded by AYB.com and Avert. Such web pages are subject to the approval of Avert, which approval shall not be unreasonably withheld. AYB.com shall post Content that relates to the Services, subject to the terms of this Agreement and to the approval of AYB.com, which approval shall not be unreasonably withheld.

     3.2. AYB.com reserves the right to remove any Content developed by Avert pursuant to this Agreement if any such Content: (i) causes any technical difficulties or interference with the operation or intended functionalities of the Site; (ii) violates any of AYB.com's then current terms of service, privacy policies, or other policies; (iii) constitutes Objectionable Materials; (iv) otherwise violates any laws, rules, or regulations of any jurisdiction.

     3.3. Both parties acknowledge that the effectuation and completion of online transactions related to the Services shall require the integration of both parties' hardware and software. Therefore, the parties agree to make reasonable efforts to test and integrate such hardware and software such that online transactions can be effectuated and completed.

4.   Additional obligations of Avert

     Avert shall:

     4.1. Provide, develop and maintain Services for use by Avert Customers. Avert Customers shall receive at least the same level and quality of service and customer support as any other purchaser of any of Avert's goods and services. Perform all sign up and set up activities for Avert Customers hereunder within 48 hours of receipt of an Avert User Agreement as currently offered to existing Avert prospects and customers.

     4.2. Provide and assist with development of marketing materials and sales training materials for the Services and the Co-Branded Pages as the parties may mutually agree.

     4.3. In all cases, provide prompt customer support for the Services to Avert Customers and to AYB.com via telephone and email, to a standard reasonably consistent with the best industry practices.

     4.4. Provide copies of all compliance documents in electronic format to AYB.com for distribution to Avert Customers through the Site.

     4.5. Inform AYB.com in writing within twenty-four (24) hours of changes in the availability of the Services.

     4.6. Provide reasonable assistance to AYB.com in integrating links and marketing content into the AYB.com processing environment the Avert OrderXpert software for processing Avert Customer orders.

     4.7. Not release any data, results or information resulting from any promotional and/or sales activity hereunder to any third party without the prior express written permission of AYB.com. Avert will treat all such information as Confidential Information.

     4.8. Provide the Services, terms and prices to AYB.com in a fashion no less favorable than to any other Web-based reseller of the Services providing similar functionality and generating similar volumes of business to Avert.

     4.9. Honor, and the Content shall at all times be subject to, any then-current AYB.com privacy notices and policies, terms of service, design standards, or other policy relating to the Site.

5.   Additional Obligations of AYB.COM

     AYB.COM SHALL:

     5.1. Post the Content on the Site within five (5) days of receipt, and shall market and promote the Services.

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     5.2. Review,  delete edit, create, update and otherwise manage the Site and the Co-Branded Pages. Avert shall have the right, but not the duty to review or monitor any such Co-Branded Pages and to provide editorial and design suggestions.

     5.3. Market Advantage Online memberships to its customers and clients, as Advantage Online is currently defined by Avert. For the duration of this agreement, AYB.com will be entitled to offer the services currently packaged as Advantage Online even if Advantage Online is re-configured to offer a lesser selection of services.

     5.4. Inform Avert of problems encountered with the Services to the extent AYB.com is made aware of such problems.

     5.5. Inform Avert as to new co-branding opportunities and the creation of new co-branded sites.

     5.6. Present service partners that are reputable within their industry and in no way damage or otherwise impugn the Avert brand through association via the AYB.com site(s). AYB.com shall notify Avert about the inclusion of new service partners at least 30 days in advance of their placement at the AYB.com site.

     5.7. Review and otherwise evaluate other Avert products that Avert requests to be sold through the AYB.com site. These products include but are mot limited to business background checks, drug and related testing and other services Avert currently offers or may offer in the future. Should AYB.com and Avert agree to market these products through the AYB.com site, the Attached Schedule(s) that include business terms shall be amended to include these products and the fees associated with these products.

     5.8. Make available to Avert any content in the topical area of "Human Resources" if this content is made available on the public side of the Avert site and if it is available or has been offered to other partners. The provision of this content will be in the form of, but not limited to, a "co-branded site" operated by AtYourBusiness.com and using the look, feel and graphics of Avert for a selected number of pages. The complete terms and conditions of the co-branded site are found in another agreement.

6.   USER DATA

     6.1. AYB.com agrees that individually identifiable data collected via the Site or the Co-Branded Pages unique to Avert and required as part of the process of becoming an Avert Member is owned solely by Avert. All other data collected via the Site for any other product or service shall be owned by AYB.com, or other third parties as designated by AYB.com.

     6.2. AYB.com will not disclose any Avert-owned information to any third party without Avert's express permission.

7.   TRAINING

     7.1. Avert shall, at no cost to AYB.com, provide AYB.com, in a reasonable time frame, with initial training, training materials and technical support to assist AYB.com in properly and effectively marketing and distributing the Services and the Co-Branded Pages.

     7.2. Except as otherwise noted thereon, AYB.com may reproduce any training materials originated by Avert. Any such reproductions shall include any copyright or similar proprietary notices contained in the items being reproduced.

8.   REVENUE SHARING, PAYMENTS, AND REPORTS


     8.1. The Parties agree to the revenue sharing provisions set forth as Attachment A.


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     8.2. AYB.com  shall  remit to Avert  any  payments  that  AYB.com  receives through the Site for any Services within thirty (30) days after the end of the calendar month in which AYB.com receives such payments. AYB.com shall provide Avert with a monthly statement detailing the Services sold and associated payments collected via the Site.

     8.3. For Customers and sales who provide payments to Avert for the Co-Branded Pages, Avert shall remit to AYB.com any payments that Avert receives through the Co-branded Pages for any Services or goods or services of AYB.com within thirty (30) days after the end of the calendar month in which Avert receives such payments. Avert shall provide AYB.com with a monthly statement detailing the Services and AYB.com goods and services sold and associated payments collected via the Site.

9.   ADvertising and Promotion

     9.1. Approvals. Each party shall submit all advertising or promotional material, press releases, or other publicity matters that mentions or refers to the other party's name or brand marks to the other party for approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, each party may identify the other party as a customer and strategic partner (but not as an endorsement) in its advertising, sales promotion, press releases and other publicity matters.

     9.2. Names, Keywords, Metatags.

          9.2.1. Starting on [the Effective Date] and for the term of this Agreement, Avert shall include AYB.com's name and appropriate keywords submitted by AYB.com related to AYB.com's business, services and products in the links and other tags found on Avert's publicly available World Wide Web sites available for use by the public or by Avert strategic partners.

          9.2.2. Starting on [the Effective Date] and for the term of this Agreement, AYB.com shall include Avert's name and the names of Avert Services, and appropriate keywords submitted by Avert related to Avert's Services in the links and other tags found on the Site.

11.  REPRESENTATIONS AND WARRANTIES

     11.1 AYB.com represents and warrants to Avert as follows:

          11.1.1 AYB.com has all right, title, power and licenses necessary to grant Avert all rights granted in this Agreement.

          11.1.2 The Site does not infringe upon or otherwise violate any copyright, trade secret, trademark, patent, invention, right of privacy, known third party rights, or non-disclosure requirements of any third party. In furtherance of these representations, Avert's reliance thereon, and subject to Sections found below, AYB.com shall indemnify and hold Avert, their officers, directors, agents, and employees harmless against all claims, demands, or liabilities of or to third parties arising from or in connection with AYB.com's breach of its representations or warranties hereunder. This indemnification shall includes Avert's reasonable attorney's fees and shall survive the expiration or termination of this Agreement.

          11.1.3 The information, services and products presented at the Site are from sources AYB.com considers reliable. However, AYB.com shall not be liable for the truth or accuracy of the information, products, or services. NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WILL APPLY TO THE INFORMATION, PRODUCTS, OR SERVICES THAT AYB.COM PROVIDES AT THE SITE. These disclaimers must be conveyed to all End Users. and in the Avert Subscriber Agreement

          11.1.4. AYB.COM AGREES THAT IT IS SOLELY REPSONSIBLE FOR THE TRANSMISSION OF DATA TO AND FROM THE SITE. EXCEPT AS OTHERWISE PROVIDED=AVERT SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES, INCLUDING WITHOUT LIMITATION INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES RESULTING FROM OR CAUSED BY DATA

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               TRANSMISSION  ERRORS OR  DELAYS TO OR FROM THE SITE.  IN NO EVENT
               SHALL DAMAGES EXCEED THE TOTAL SUM PAID TO AVERT DURING THE SIX MONTHS PRECEDING THE MONTH IN WHICH THE DISPUTE AROSE OR IN WHICH AVERT WAS NOTIFIED OF THE DISPUTE, WHICHEVER IS EARLIER.

     11.2. Avert represents and warrants to AYB.com as follows:

          11.2.1 Avert has the authority to offer the Services through the Site and any the Co-Branded Site. Avert has the all rights, title, power, and licenses necessary to deliver the Services to Avert Customers and to grant to AYB.com all rights granted in this Agreement.

          11.2.2 The Services will comply with all federal, state and local laws and regulations, including without limitation FCRA, relating to the Services and the Content and the Co-Branded Pages. Avert shall provide evidence of any filings and compliance to AYB.com. The Services do not currently, and will not infringe upon or otherwise violate any copyright, trade secret, trademark, patent, invention, proprietary information, right of privacy, or non-disclosure rights of any third party or contain any Objectionable Materials or otherwise in contravention of law, or known third party rights. In furtherance of these representations, AYB.com's reliance thereon, and Avert shall indemnify and hold AYB.com, its corporate affiliates, and any employee or agent thereof harmless against all claims, demands, or liabilities of third parties arising from or in connection with Avert's breach of any of its representations or warranties hereunder. Avert shall control the defense of any such claims, demands, or liabilities, and AYB.com shall provide reasonable cooperation in any such defense. This indemnification shall include AYB.com's reasonable attorney's fees and shall survive the expiration or termination of this Agreement.

          11.1.3 No other warranties are provided other than as contained in this Agreement. THE CONTENT ON THE SITE AND CO-BRANDED SITES IS FURNISHED ON AN "AS IS" BASIS. AVERT MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND REGARDING SUCH CONTENT, EXCEPT AS PROVIDED HEREIN. AVERT SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY.

          11.1.4 The parties agree that data entry, communication and storage are subject to a possibility of human and machine errors, omissions, delays and losses. Neither party undertakes any liability to the other for any such errors, omissions, delays, or losses.

12.  INDEMNIFICATION

     12.1 AYB.com. AYB.com shall indemnify, defend and hold harmless Avert from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Avert arising from or relating to any third party claim, suit or proceeding alleging that the Site infringes any third party United States trademark, patent, trade secret, privacy, copyright or other Intellectual Property Right;
          provided that Avert promptly notifies AYB.com in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to AYB.com at AYB.com's expense and with AYB.com's choice of counsel. Avert shall cooperate with AYB.com, at AYB.com's expense, in defending or settling such claims and Avert may join in defense with counsel of its choice at its own expense.


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     12.2 Avert  Services.  Avert  shall  indemnify,  defend  and hold  harmless
          AYB.com from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by AYB.com arising from or relating to the marketing, use, or promotion of the Services provided hereunder. AYB.com shall promptly notify Avert in writing of any such claim and promptly tender the control of the defense and settlement of any such claim to Avert at Avert's expense and with Avert's choice of counsel. AYB.com shall cooperate with Avert, at Avert's expense, in defending or settling such claim and AYB.com may join in defense with counsel of its choice at its own expense.

     12.3 Mechanics of Indemnity. The indemnifying Party's obligations are conditioned upon the indemnified Party: (i) giving the indemnifying Party prompt written notice of any claim, action, suit or proceeding for which the indemnified Party is seeking indemnity; (ii) granting control of the defense and settlement to the indemnifying Party; and
          (iii) reasonably cooperating with the indemnifying Party at the indemnifying Party's expense.

13.  CONFIDENTIALITY

     13.1 Obligation Each Party shall not use any Confidential Information received from the other Party except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other Party's prior written consent, unless required to do so by court order or other operation of law. Each Party shall take reasonable measures to prevent the disclosure and unauthorized use of Confidential Information of the other Party.

     13.2 Remedies. Unauthorized use by a Party of the other Party's Confidential Information will diminish the value of such information. A breach of this Section 14 shall entitle the non-breaching party to seek equitable relief to protect its interest herein, including injunctive relief, as well as money damages.

14.  TERM AND TERMINATION

     14.1 Term. This Agreement shall commence upon the Effective Date and continue for one (1) year, unless earlier terminated in accordance with the provisions of this Agreement. Following the one-year term, the obligations of Avert to provide the Services shall automatically renew for another one-year term unless one Party gives the other Party notice ninety (90) days notice before the end of the ten-current term that it does not intend to renew this Agreement.

     14.2 Termination for Cause. Either Party may terminate this Agreement upon written notice in the event the other Party materially breaches any of its obligations under this Agreement and fails to cure such breach within ten (10) days from written notice.

     14.3 Termination for Insolvency. Either Party may terminate this Agreement immediately upon written notice to the other Party in the event the other Party (i) ceases to function as a going concern or to conduct operations in the normal course of business, or (ii) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within sixty (60) days of its filing.


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     14.4 Termination  for  Substitution  of Payroll  Processor.  Should AYB.com
          replace ADP as the payroll processor on its branded site, Avert may terminate this agreement on 30 days notice.

     14.5 No Liability. Except as expressly required by law, in the event of termination of this Agreement, neither Party shall be liable to the other Party, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of AYB.com or Avert. Termination shall not, however, relieve either Party of obligations incurred prior to the termination.

     14.6 Survival.   The   indemnification   provisions,   the  confidentiality
          provisions and the miscellaneous provisions shall survive termination of this Agreement by either Party for any reason.

     14.7 No Other Rights/Return of Materials. Upon termination of this Agreement, each Party will return or destroy, at the other party's option, all copies of the other party's Confidential Information, and brand marks in its possession at the time of termination.

15.  MISCELLANEOUS PROVISIONS

     15.1 Assignment. Neither Party may assign this Agreement without the prior express written consent of the other Party, except that AYB.com may assign this Agreement to a wholly owned subsidiary or any successor in interest to all or substantially all of the assets of AYB.com. Any attempted assignment in contravention of this Section 17.1 shall be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.

     15.2 Should AYB.com be acquired or otherwise become affiliated with a payroll processor in direct competition with ADP, Avert may terminate this contract on 30 days notice.

     15.3 Waiver. No failure or delay by any Party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

     15.4 Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of Maryland, excluding conflict of laws provisions and excluding the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising out of or related to this Agreement shall be resolved by binding arbitration in Washington, D.C., conducted in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall have the power to grant injunctive relief.

     15.5 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing sent to the parties at the addresses set forth below. Notice shall be considered delivered and effective when (i) personally delivered; (ii) the day following transmission if sent by facsimile; or (iii) one (1) day after posting when sent by registered private overnight carrier; or (iv) five (5) days after posting when sent by certified United States mail.

     15.6 Independent Contractors. The parties are independent contractors. Neither of the Parties shall be deemed to be an employee, agent, or legal representative of the other Party hereto for any purpose and neither of the Parties hereto shall have any right, power or authority to create any obligation or responsibility on behalf of the other Party hereto.

     15.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be changed and interpreted so as to best accomplish its original objectives fullest extent allowed by law. The remaining provisions of this Agreement shall remain in full force and effect.

     15.8 Complete  Understanding.   This  Agreement,  including  all  Schedules
          attached hereto, constitutes the final, complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreements, whether written or oral. This Agreement may be amended only in a writing signed by both parties.

     15.9 Counterpart.   This   Agreement   may  be  executed  in  two  or  more
          counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    15.10 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

    15.11 Force Majeure. Except for Avert's obligation to pay AYB.com or AYB.com's obligation to pay Avert hereunder, neither Party shall be liable to the other Party for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to acts of nature, earthquakes, fires, strikes or shortages of materials. 15.12 Notices to AYB.com shall be addressed to the attention of:

               AtYourBusiness.com, Inc.
               Attention:
               Facsimile:

               With a copy to:
               Piper & Marbury, L.L.P.
               1200 Nineteenth Street NW
               Washington, DC  20036
               Attention: Alan Lewine
               Facsimile:  (202) 223-2085


          Notices to Avert shall be addressed to the attention of:

               AVERT, Inc.
               Attention:
               Leonard Koch
               301 Remington Ave.
               Ft. Collins, CO 80524
               Facsimile:  800 237 4011

               with a copy to:


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

ATYOURBUSINESS.COM, INC.


By:
   -----------------------------------------------
   Michael Shulman
   Chairman and CEO

AVERT, INC.



By:
   -----------------------------------------------
   Name:
        ------------------------------------------
   Title:
          ----------------------------------------